Exhibit 24

                                ASHLAND INC.

                     Certificate of Assistant Secretary


     The undersigned hereby certifies that she is an Assistant Secretary of Ashland Inc., a Kentucky corporation (the "Corporation"), and that, as such, she is authorized to execute this Certificate on behalf of the Corporation and further certifies that:

     (a) Attached hereto as Exhibit A is a true and correct copy of an excerpt from the minutes of the meeting of the Board of Directors of the Corporation held on November 1, 2001, setting forth certain actions taken at such meeting, and the powers and authorities granted pursuant to such actions have at all times been in effect without amendment, waiver, rescission or modification since November 1, 2001.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation on this 30th day of November, 2001.


                                                          /s/ Linda L. Foss
                                     --------------------------------------
                                                              Linda L. Foss
                                                        Assistant Secretary

[SEAL]

                                 Exhibit A

                         Annual Report on Form 10-K

     RESOLVED, that the Corporation's Annual Report to the Securities and Exchange Commission (the "SEC") on Form 10-K (the "Form 10-K") in the form previously circulated to the Board in preparation for this meeting be, and it hereby is, approved with such changes as the Chief Executive Officer, any Vice President, the Secretary or the Corporation's counsel ("Authorized Persons") shall approve, the execution and filing of the Form 10-K with the SEC to be conclusive evidence of such approval; provided, however, that without derogating from the binding effect of the above, it is understood that an Authorized Person shall cause the distribution prior to the filing with the SEC, of a copy of such Form 10-K to the directors in substantially that form which is to be filed with the SEC and that each director shall have the opportunity to review with and comment to an Authorized Person prior to such filing;

     FURTHER RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to file with the SEC the Form 10-K and any amendments thereto on Form 10-K/A and/or any other applicable form; and

     FURTHER RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to take all such further actions as in their judgment may be necessary or advisable to accomplish the purposes of the foregoing resolutions.

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file an Annual Report on Form 10-K with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, hereby constitutes and appoints PAUL W. CHELLGREN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  November 1, 2001



 /s/ Paul W. Chellgren              /s/ Roger W. Hale
----------------------------        -----------------------------
Paul W. Chellgren,                  Roger W. Hale, Director
Chairman of the Board
and Chief Executive Officer


/s/ J. Marvin Quin                  /s/ Bernadine P. Healy
----------------------------        -----------------------------
J. Marvin Quin,                     Bernadine P. Healy, Director
Senior Vice President
and Chief Financial Officer


/s/ Kenneth L. Aulen               /s/ Mannie L. Jackson
----------------------------       ------------------------------
Kenneth L. Aulen,                  Mannie L. Jackson, Director
Administrative Vice President,
Controller and
Principal Accounting Officer


/s/ Samuel C. Butler              /s/ Patrick F. Noonan
----------------------------      -------------------------------
Samuel C. Butler, Director        Patrick F. Noonan, Director


/s/ Frank C. Carlucci             /s/ Jane C. Pfeiffer
----------------------------      -------------------------------
Frank C. Carlucci, Director       Jane C. Pfeiffer, Director


/s/ Ernest H. Drew                /s/ William L. Rouse
----------------------------      -------------------------------
Ernest H. Drew, Director          William L. Rouse, Jr., Director


/s/ James B. Farley               /s/ Theodore M. Solso
----------------------------      -------------------------------
James B. Farley, Director         Theodore M. Solso, Director


/s/ Ralph E. Gomory               /s/ Michael J. Ward
----------------------------      -------------------------------
Ralph E. Gomory, Director         Michael J. Ward, Director